333 North Central Avenue Phoenix, AZ 85004	Financial Contacts:		Media Contact:
	Kathleen L. Quirk (602) 366-8016	David P. Joint (504) 582-4203	Eric E. Kinneberg (602) 366-7994
Freeport-McMoRan Commences
Exchange Offers and Consent Solicitations

PHOENIX, AZ, November 29, 2016 - Freeport-McMoRan Inc. (NYSE: FCX) announced today that it has commenced offers to eligible holders to exchange any and all of the outstanding senior notes issued by Freeport-McMoRan Oil & Gas LLC (FM O&G), FCX Oil & Gas LLC and FMSTP Inc., as co-issuers, and guaranteed by FCX for (1) new senior notes to be issued by FCX and guaranteed by FM O&G and (2) cash.
The exchange offers and consent solicitations will expire at 11:59 p.m., New York City (NYC) time, on December 27, 2016, unless extended. To be eligible to receive the applicable total exchange consideration, which includes the early tender premium of $30 principal amount of new notes, eligible holders of existing notes must validly tender their existing notes at or prior to 5:00 p.m., NYC time, on December 12, 2016, unless extended.
The following table sets forth the exchange consideration for each $1,000 principal amount of existing notes for which the new senior notes and cash are being offered:

Title of Series of Existing Notes	Aggregate Principal Amount Outstanding (in millions)	First Call Date of New FCX Notes to be Issued Not Subject to Make-Whole	Exchange Consideration (new notes principal amount) if Tendered on or before December 12, 2016	Exchange Consideration (new notes principal amount) if Tendered after December 12, 2016, and on or before December 27, 2016	Cash Consideration
6.125% Senior Notes due 2019	$236.90	No change; remains June 15, 2016	$1,000	$970	$2.50
6½% Senior Notes due 2020	$617.00	No change; remains November 15, 2016*	$1,000	$970	$3.75
6.625% Senior Notes due 2021	$261.50	No change; remains May 1, 2016*	$1,000	$970	$3.75
6.75% Senior Notes due 2022	$448.50	Extended one year to February 1, 2018	$1,000	$970	$5.00
6 7/8% Senior Notes due 2023	$778.50	Extended two years to February 15, 2020	$1,000	$970	$12.50
*The optional redemption prices have been increased by 0.25% in each case, other than in the case of optional redemption at 100.00%.
Each series of newly issued FCX senior notes will have an interest rate and maturity date that is identical to the interest rate and maturity date of the applicable series of existing notes.  The new notes will be senior unsecured obligations of FCX and will rank equally in right of payment with all other existing and future senior unsecured indebtedness of FCX.
Concurrently with the exchange offers, FCX is also soliciting consents from eligible holders of the existing notes to amend the indentures governing the existing notes to eliminate certain of the covenants,

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restrictive provisions and events of default and conform certain covenants to those in the outstanding notes of FCX pursuant to the terms and subject to the conditions set forth in the offering materials.  The consent of the holders of a majority in aggregate principal amount of each applicable series of existing notes outstanding, acting together as one class for that series, will be required in order to adopt the proposed amendments to the existing indenture for that series.
Existing notes that are not validly tendered or that are validly tendered but validly withdrawn will remain outstanding and will continue to be subject to their existing terms despite the completion of the exchange offers and the related consent solicitations. However, if any exchange offer and related consent solicitation is consummated and the proposed amendments to the applicable existing indenture are effected, such amendments will also apply to all related existing notes not exchanged in such exchange offer and related consent solicitation and those existing notes will no longer have the benefit of the protection of the covenants, restrictive provisions and events of default eliminated by the applicable proposed amendments and will be subject to the covenants as modified by the proposed amendments.
Tenders of existing notes may not be withdrawn after 5:00 p.m., NYC time, on December 12, 2016, unless extended, except in certain limited circumstances as set forth in the offer materials.  Eligible holders of existing notes may not deliver a consent in the applicable consent solicitation without tendering existing notes in the applicable exchange offer.  If an eligible holder of existing notes tenders existing notes in any exchange offer, that holder will be deemed to deliver its consent, with respect to the principal amount of such tendered existing notes, to the applicable proposed amendments.
The exchange offers and related consent solicitations are being made pursuant to the terms and subject to the conditions set forth in an offering memorandum and consent solicitation statement and a related letter of transmittal, each dated November 29, 2016.
The new senior notes have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (Securities Act), or any state or foreign securities laws.  The new senior notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.  Only persons who certify that they are (1) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act or (2) not “U.S. persons” and are outside of the United States within the meaning of Regulation S under the Securities Act, are authorized to receive and review the offer materials.  The complete terms and conditions of the exchange offers and related consent solicitations are described in the offer materials, copies of which may be obtained by contacting D.F. King & Co., Inc., the exchange agent and information agent in connection with the exchange offers and related consent solicitations, at (800) 967-5058 (U.S. toll-free) or (212) 269-5550 (banks and brokers) or by visiting www.dfking.com/fcx. Holders that are not eligible holders will not be able to receive such documents, but FCX will make alternative arrangements available. Such holders should contact D.F. King & Co., Inc. to receive information about arrangements available to them.
The exchange offers and related consent solicitations are subject to the satisfaction of certain conditions, as described in the offer materials, including, among other things, that each exchange offer and consent solicitation is conditioned upon the completion of each of the other exchange offers and consent solicitations, which condition may be waived by FCX at any time prior to the expiration time in its sole discretion.
If you are a holder of existing notes and wish to participate in an exchange offer for which you are eligible and your existing notes are held by a custodial entity, such as a commercial bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your existing notes on your behalf pursuant to the procedures of that custodial entity.  Please contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline.  Beneficial owners are urged to appropriately instruct their commercial bank, broker, custodian or other nominee at least five business days prior to the early tender deadline or the expiration time, as applicable, in order to allow adequate processing time for their instruction.
FCX is a premier U.S.-based mining company with an industry-leading global portfolio of mineral assets. FCX is the world's largest publicly traded copper producer.

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FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America.

Cautionary Statement Regarding Forward-Looking Statements:  This press release contains forward-looking statements, which are all statements other than statements of historical facts, such as expectations related to the exchange offers and completion of the consent solicitations to amend the indentures governing the existing notes. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include the delivery of the requisite consents from the holders of each series of notes to effect the exchange offers and the proposed amendments to the indentures governing the existing notes and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX’s subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward looking statements.
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